EXHIBIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Thousands of Dollars)	2015	2014

ASSETS

Current Assets:
Cash and Cash Equivalents	$71,027	$38,703
Receivables, Net	1,131,434	856,346
Unbilled Revenues	229,760	211,758
Taxes Receivable	99,680	337,307
Fuel, Materials and Supplies	281,492	349,664
Regulatory Assets	747,349	672,493
Prepayments and Other Current Assets	231,949	226,194
Total Current Assets	2,792,691	2,692,465

Property, Plant and Equipment, Net	18,810,708	18,647,041

Deferred Debits and Other Assets:
Regulatory Assets	3,981,507	4,054,086
Goodwill	3,519,401	3,519,401
Marketable Securities	518,065	515,025
Other Long-Term Assets	329,393	349,957
Total Deferred Debits and Other Assets	8,348,366	8,438,469

Total Assets	$29,951,765	$29,777,975

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$1,003,500	$956,825
Long-Term Debt - Current Portion	245,583	245,583
Accounts Payable	739,324	868,231
Obligations to Third Party Suppliers	157,143	115,632
Regulatory Liabilities	201,180	235,022
Accumulated Deferred Income Taxes	218,582	160,288
Other Current Liabilities	546,470	552,800
Total Current Liabilities	3,111,782	3,134,381

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	4,574,630	4,467,473
Regulatory Liabilities	524,940	515,144
Derivative Liabilities	396,617	409,632
Accrued Pension, SERP and PBOP	1,605,339	1,638,558
Other Long-Term Liabilities	870,417	874,387
Total Deferred Credits and Other Liabilities	7,971,943	7,905,194

Capitalization:
Long-Term Debt	8,602,067	8,606,017

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,668,039	1,666,796
Capital Surplus, Paid In	6,241,417	6,235,834
Retained Earnings	2,569,482	2,448,661
Accumulated Other Comprehensive Loss	(72,414)	(74,009)
Treasury Stock	(296,119)	(300,467)
Common Shareholders' Equity	10,110,405	9,976,815
Total Capitalization	18,868,040	18,738,400

Total Liabilities and Capitalization	$29,951,765	$29,777,975

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars, Except Share Information)	2015	2014

Operating Revenues	$2,513,431	$2,290,590

Operating Expenses:
Purchased Power, Fuel and Transmission	1,162,049	978,150
Operations and Maintenance	333,382	351,688
Depreciation	163,837	150,807
Amortization of Regulatory Assets, Net	60,604	57,898
Energy Efficiency Programs	146,603	138,825
Taxes Other Than Income Taxes	149,481	145,533
Total Operating Expenses	2,015,956	1,822,901
Operating Income	497,475	467,689

Interest Expense:
Interest on Long-Term Debt	87,714	87,377
Other Interest	7,129	2,598
Interest Expense	94,843	89,975
Other Income, Net	5,727	1,667
Income Before Income Tax Expense	408,359	379,381
Income Tax Expense	153,226	141,545
Net Income	255,133	237,836
Net Income Attributable to Noncontrolling Interests	1,879	1,879
Net Income Attributable to Controlling Interest	$253,254	$235,957

Basic Earnings Per Common Share	$0.80	$0.75

Diluted Earnings Per Common Share	$0.80	$0.74

Dividends Declared Per Common Share	$0.42	$0.39

Weighted Average Common Shares Outstanding:
Basic	317,090,841	315,534,512
Diluted	318,491,188	316,892,119

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
(Thousands of Dollars)	2015	2014

Operating Activities:
Net Income	$255,133	$237,836
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	163,837	150,807
Deferred Income Taxes	148,193	137,417
Pension, SERP and PBOP Expense	26,495	24,995
Pension and PBOP Contributions	(26,659)	(6,622)
Regulatory Over/(Under) Recoveries, Net	(110,748)	872
Amortization of Regulatory Assets, Net	60,604	57,898
Proceeds from DOE Damages Claim, Net	-	163,300
Deferral of DOE Proceeds	-	(163,300)
Other	(21,617)	(7,574)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(328,299)	(182,221)
Fuel, Materials and Supplies	68,172	75,041
Taxes Receivable/Accrued, Net	272,021	(59,840)
Accounts Payable	(59,496)	53,905
Other Current Assets and Liabilities, Net	34,179	11,282
Net Cash Flows Provided by Operating Activities	481,815	493,796

Investing Activities:
Investments in Property, Plant and Equipment	(362,586)	(348,691)
Proceeds from Sales of Marketable Securities	114,730	128,505
Purchases of Marketable Securities	(116,735)	(132,605)
Other Investing Activities	66	1,637
Net Cash Flows Used in Investing Activities	(364,525)	(351,154)

Financing Activities:
Cash Dividends on Common Shares	(132,433)	(118,460)
Cash Dividends on Preferred Stock	(1,879)	(1,879)
Decrease in Notes Payable	(399,575)	(299,500)
Issuance of Long-Term Debt	450,000	400,000
Retirements of Long-Term Debt	-	(75,000)
Other Financing Activities	(1,079)	(2,017)
Net Cash Flows Used in Financing Activities	(84,966)	(96,856)
Net Increase in Cash and Cash Equivalents	32,324	45,786
Cash and Cash Equivalents - Beginning of Period	38,703	43,364
Cash and Cash Equivalents - End of Period	$71,027	$89,150

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.